Exhibit 99

The First Bancshares, Inc. Officers to Present at Keefe, Bruyette & Woods 2016 Community Bank Investor Conference

HATTIESBURG, Miss.--(BUSINESS WIRE)--August 1, 2016--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) will make a presentation to bank stock analysts and investors at the Keefe, Bruyette & Woods 2016 Community Bank Investor Conference being held at The Waldorf Astoria Hotel, New York City, Tuesday, August 2, 2016 at 10:30 a.m. Eastern Time.

A live webcast of the presentation will be available at the company’s website www.thefirstbank.com under the Investor Relations section. This will be an interactive session between management and those attending the conference; others may listen to the live broadcast. A replay of the presentation will be available for 90 days following the conference.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in south Mississippi, Louisiana and south Alabama. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

CONTACT:
The First Bancshares, Inc.
M. Ray “Hoppy” Cole, CEO or
DeeDee Lowery, CFO
601-268-8998